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                    Exhibit 99.1

Investor Contact David Martin 267.946.1407 damartin@harsco.com	Media Contact Jay Cooney 267.857.8017 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS FIRST QUARTER 2023 RESULTS

•First Quarter Revenues from Continuing Operations Totaled $496 Million, an Increase of 9 Percent Over the Prior-Year Quarter (or 12 Percent Excluding FX Translation Impacts)

•Q1 GAAP Operating Income from Continuing Operations of $29 Million

•Adjusted EBITDA from Continuing Operations in Q1 Totaled $63 million; an Increase of 28 Percent Over the Prior-Year Quarter

•Credit Agreement Net Leverage Ratio Declined to 4.9x at Quarter-End From 5.3x at the End of 2022 Due to Strong Operating Performance

•Full Year 2023 Adjusted EBITDA Guidance Range Increased to Between $260 Million and $275 Million

PHILADELPHIA, PA (May 3, 2023) - Harsco Corporation (NYSE: HSC) today reported first quarter 2023 results. On a U.S. GAAP ("GAAP") basis, the first quarter of 2023 diluted loss per share from continuing operations was $0.12, after unusual items including a net gain on a lease to relocate a site. Adjusted diluted loss per share from continuing operations in the first quarter of 2023 was $0.11. These figures compare with first quarter of 2022 GAAP diluted loss per share from continuing operations of $0.09 and adjusted diluted loss per share from continuing operations of $0.01.

GAAP operating income from continuing operations for the first quarter of 2023 was $29 million. Adjusted EBITDA was $63 million in the quarter, compared to the Company's previously provided guidance range of $45 million to $50 million.

“Harsco delivered another quarter of strong operating and financial performance, as we continued to benefit from steady demand for our environmental solutions and focused execution by our teams across the company,” said Harsco Chairman and CEO Nick Grasberger. “Our results were supported by healthy underlying volumes and favorable cost performance relative to our earlier expectations, with operating costs aided by proactive internal initiatives. These positive financial results, coupled with our cash management, have led to a sequential decrease in our leverage, a trend we expect to continue in the coming quarters.

“Looking forward, demand within our key markets remains solid, and we anticipate continued positive momentum in both Clean Earth and Harsco Environmental. As a result, we are raising our outlook for the year. Business performance at Rail is also trending positively and our efforts to simplify and de-risk the business are ongoing, as we continue to position the business for a sale. Overall, we are encouraged by our progress and expect that continued execution of our key priorities will position Harsco well to create significant shareholder value in the coming years.”

Harsco Corporation—Selected First Quarter Results

($ in millions, except per share amounts)	Q1 2023	Q1 2022
Revenues	$496	$453
Operating income from continuing operations - GAAP	$29	$8
Diluted EPS from continuing operations - GAAP	$(0.12)	$(0.09)
Adjusted EBITDA - Non GAAP	$63	$49
Adjusted EBITDA margin - Non GAAP	12.7%	10.8%
Adjusted diluted EPS from continuing operations - Non GAAP	$(0.11)	$(0.01)
Note: Adjusted diluted earnings (loss) per share from continuing operations and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures.

Consolidated First Quarter Operating Results
Consolidated revenues from continuing operations were $496 million, an increase of 9 percent compared with the prior-year quarter. Both Harsco Environmental and Clean Earth realized an increase in revenues compared to the first quarter of 2022 due to higher demand for environmental services and higher services pricing. Foreign currency translation negatively impacted first quarter 2023 revenues by approximately $13 million (3 percent), compared with the prior-year period.

The Company's GAAP operating income from continuing operations was $29 million for the first quarter of 2023, compared with GAAP operating income of $8 million in the same quarter of 2022. Meanwhile, adjusted EBITDA totaled $63 million in the first quarter of 2023 versus $49 million in the first quarter of the prior year. Clean Earth achieved significantly higher adjusted EBITDA relative to the prior-year quarter, while Harsco Environmental's adjusted EBITDA was below the comparable quarter of 2022 as anticipated.

First Quarter Business Review

Harsco Environmental

($ in millions)	Q1 2023	Q1 2022
Revenues	$273	$262
Operating income - GAAP	$22	$18
Adjusted EBITDA - Non GAAP	$44	$48
Adjusted EBITDA margin - Non GAAP	16.1%	18.4%

Harsco Environmental revenues totaled $273 million in the first quarter of 2023, an increase of 4 percent compared with the prior-year quarter. This change is attributable to increases in both volume and price, partially offset by the impact of FX translation. The segment's GAAP operating earnings and adjusted EBITDA totaled $22 million and $44 million, respectively, in the first quarter of 2023. These figures compare with GAAP operating income of $18 million and adjusted EBITDA of $48 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned items as well as the impact of select site exits, higher operating costs due to inflation, and certain items (i.e. recovery of Brazil sales taxes) in the prior-year quarter which were not repeated in 2023.

Clean Earth

($ in millions)	Q1 2023	Q1 2022
Revenues	$222	$191
Operating income (loss) - GAAP	$16	$(1)
Adjusted EBITDA - Non GAAP	$27	$10
Adjusted EBITDA margin - Non GAAP	12.3%	5.3%

Clean Earth revenues totaled $222 million in the first quarter of 2023, a 17 percent increase over the prior-year quarter as a result of higher volumes and services pricing. The segment's GAAP operating income was $16 million and adjusted EBITDA was $27 million in the first quarter of 2023. These figures compare with a GAAP operating loss of $1 million and adjusted EBITDA of $10 million in the prior-year period. The year-on-year improvement in adjusted earnings reflects higher volumes and price as well as cost reduction and efficiency initiatives, partially offset by inflationary pressures on certain expenditures such as labor and disposal. As a result, Clean Earth's adjusted EBITDA margin increased to 12.3 percent in the first quarter of 2023 versus 5.3 percent in the comparable quarter of 2022.

Cash Flow
Net cash provided by operating activities was $37 million in the first quarter of 2023, compared with net cash used by operating activities of $34 million in the prior-year period. Free cash flow (excluding Rail) was $12 million in the first quarter of 2023, compared with $(29) million in the prior-year period. The increase in free cash flow compared with the prior-year quarter is mainly attributable to higher cash earnings, the timing of certain payments and lower net capital spending.

2023 Outlook
The Company has increased its 2023 guidance to reflect its positive business momentum and improved visibility in each of its businesses, relative to the outlook provided with the Company's fourth quarter 2022 results. Comments by business segments are as follows:

Harsco Environmental adjusted EBITDA is projected to be modestly above 2022 results. For the year, higher services pricing, restructuring benefits, site improvement initiatives and new contracts are expected to be partially offset by FX translation impacts and lower commodity prices.

Clean Earth adjusted EBITDA is expected to significantly increase versus 2022, as a result of higher services pricing as well as cost reduction and operational improvement actions, offsetting the impacts of continued labor-market and supply-chain (disposal) tightness.

Corporate spending is anticipated to be higher relative to the prior year due to the normalization of certain expenditures, including travel and higher planned incentive compensation.

Lastly, Harsco Free Cash Flow is now projected to be within a range of $25 million to $45 million for the year, which represents a significant improvement in underlying cash flows due to higher cash earnings and working capital (adjusted for the Accounts Receivable Securitization benefit in 2022).

2023 Full Year Outlook (Continuing Operations)	Current	Prior
GAAP Operating Income/(Loss)	$101 - $116 million	$74 - $94 million
Adjusted EBITDA	$260 - $275 million	$240 - $260 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.33) - $(0.54)	$(0.50) - $(0.80)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.12) - $(0.33)	$(0.23) - $(0.52)
Free Cash Flow	$25 - $45 million	$20 - $40 million
Net Interest Expense	$92 - $95 million	$91 - $95 million
Account Receivable Securitization Fees	$10 million	$9 - $10 million
Pension Expense (Non-Operating)	$20 - $22 million	$20 - $22 million
Tax Expense, Excluding Any Unusual Items	$12 - $15 million	$8 - $11 million
Net Capital Expenditures	$125 - $135 million	$125 - $135 million

Q2 2023 Outlook (Continuing Operations)
GAAP Operating Income	$24 - $31 million
Adjusted EBITDA	$65 - $72 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.07) - $(0.16)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.01) - $(0.09)

Conference Call
The Company will hold a conference call today at 10:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit the Investor Relations section of the Company’s website at www.harsco.com. The live call also can be accessed by dialing (833) 634-5019, or (412) 902-4237 for international callers. Please ask to join the Harsco Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or health conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the Company's ability to negotiate, complete, and integrate strategic transactions; (13) failure to complete a divestiture of the Rail segment, as announced on November 2, 2021 on satisfactory terms, or at all; (14) potential severe volatility in the capital or commodity markets; (15) failure to retain key management and employees; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business has been significantly impacted by COVID-19) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets; (20) the risk that the Company may be unable to implement fully and successfully the expected incremental actions at Clean Earth due to market conditions or otherwise and may fail to deliver the expected resulting benefits; and (21) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2022. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

NON-GAAP MEASURES
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below.

Adjusted diluted earnings per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Free cash flow: Free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Free cash flow is meaningful to investors because management reviews Free cash flow for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. Free cash flow excludes the former Harsco Rail Segment since the segment is reported as discontinued operations. This presentation provides a basis for comparison of ongoing operations and prospects.
About Harsco
Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams. Based in Philadelphia, PA, the 12,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended
	March 31
(In thousands, except per share amounts)	2023	2022
Revenues from continuing operations:
Revenues	$495,653	$452,797
Costs and expenses from continuing operations:
Cost of sales	400,688	377,019
Selling, general and administrative expenses	71,935	69,153
Research and development expenses	176	56
Other (income) expenses, net	(6,151)	(1,179)
Total costs and expenses	466,648	445,049
Operating income (loss) from continuing operations	29,005	7,748
Interest income	1,455	644
Interest expense	(24,328)	(15,092)
Facility fees and debt-related income (expense)	(2,363)	(532)
Defined benefit pension income (expense)	(5,335)	2,410
Income (loss) from continuing operations before income taxes and equity income	(1,566)	(4,822)
Income tax benefit (expense) from continuing operations	(6,923)	(1,221)
Equity income (loss) of unconsolidated entities, net	(133)	(131)
Income (loss) from continuing operations	(8,622)	(6,174)
Discontinued operations:
Income (loss) from discontinued businesses	619	(39,097)
Income tax benefit (expense) from discontinued businesses	(587)	6,591
Income (loss) from discontinued operations, net of tax	32	(32,506)
Net income (loss)	(8,590)	(38,680)
Less: Net (income) loss attributable to noncontrolling interests	(935)	(1,159)
Net income (loss) attributable to Harsco Corporation	$(9,525)	$(39,839)
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(9,557)	$(7,333)
Income (loss) from discontinued operations, net of tax	32	(32,506)
Net income (loss) attributable to Harsco Corporation common stockholders	$(9,525)	$(39,839)
Weighted-average shares of common stock outstanding	79,633	79,363
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.12)	$(0.09)
Discontinued operations	0.00	(0.41)
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.12)	$(0.50)
Diluted weighted-average shares of common stock outstanding	79,633	79,363
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.12)	$(0.09)
Discontinued operations	0.00	(0.41)
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.12)	$(0.50)

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS
(In thousands)	March 31 2023	December 31 2022
ASSETS
Current assets:
Cash and cash equivalents	$91,759	$81,332
Restricted cash	4,477	3,762
Trade accounts receivable, net	281,777	264,428
Other receivables	25,832	25,379
Inventories	84,705	81,375
Prepaid expenses	24,878	30,583
Current portion of assets held-for-sale	264,051	266,335
Other current assets	15,181	14,541
Total current assets	792,660	767,735
Property, plant and equipment, net	665,191	656,875
Right-of-use assets, net	100,199	101,253
Goodwill	763,013	759,253
Intangible assets, net	345,595	352,160
Deferred income tax assets	18,422	17,489
Assets held-for-sale	69,554	70,105
Other assets	70,360	65,984
Total assets	$2,824,994	$2,790,854
LIABILITIES
Current liabilities:
Short-term borrowings	$2,142	$7,751
Current maturities of long-term debt	13,245	11,994
Accounts payable	225,314	205,577
Accrued compensation	50,193	43,595
Income taxes payable	3,987	3,640
Current portion of operating lease liabilities	26,104	25,521
Current portion of liabilities of assets held-for-sale	159,069	159,004
Other current liabilities	138,224	140,199
Total current liabilities	618,278	597,281
Long-term debt	1,346,206	1,336,995
Retirement plan liabilities	48,013	46,601
Operating lease liabilities	74,149	75,246
Liabilities of assets held-for-sale	8,942	9,463
Environmental liabilities	26,481	26,880
Deferred tax liabilities	28,426	30,069
Other liabilities	50,547	45,277
Total liabilities	2,201,042	2,167,812
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	145,843	145,448
Additional paid-in capital	229,218	225,759
Accumulated other comprehensive loss	(560,842)	(567,636)
Retained earnings	1,604,916	1,614,441
Treasury stock	(849,678)	(848,570)
Total Harsco Corporation stockholders’ equity	569,457	569,442
Noncontrolling interests	54,495	53,600
Total equity	623,952	623,042
Total liabilities and equity	$2,824,994	$2,790,854

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended March 31
(In thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$(8,590)	$(38,680)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	33,039	33,604
Amortization	7,965	8,586
Deferred income tax (benefit) expense	(56)	(4,275)
Equity (income) loss of unconsolidated entities, net	133	131
Dividends from unconsolidated entities	—	178
Other, net	1,009	259
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(14,533)	(15,364)
Income tax refunds receivable, reimbursable to seller	—	7,687
Inventories	(8,534)	(4,610)
Contract assets	11,698	4,843
Right-of-use assets	7,842	7,076
Accounts payable	17,735	1,655
Accrued interest payable	(6,998)	(7,393)
Accrued compensation	7,343	(5,692)
Advances on contracts	(5,591)	(7,808)
Operating lease liabilities	(7,202)	(7,063)
Retirement plan liabilities, net	814	(14,519)
Other assets and liabilities	838	7,070
Net cash provided (used) by operating activities	36,912	(34,315)
Cash flows from investing activities:
Purchases of property, plant and equipment	(22,146)	(32,958)
Proceeds from sales of assets	823	5,976
Expenditures for intangible assets	(36)	(54)
Net proceeds from settlement of foreign currency forward exchange contracts	(1,212)	1,061
Payments for settlements of interest rate swaps	—	(1,062)
Other investing activities, net	32	124
Net cash used by investing activities	(22,539)	(26,913)
Cash flows from financing activities:
Short-term borrowings, net	(3,029)	2,051
Current maturities and long-term debt:
Additions	59,000	72,005
Reductions	(57,200)	(2,566)
Stock-based compensation - Employee taxes paid	(930)	(1,377)
Payment of contingent consideration	—	(6,915)
Net cash (used) provided by financing activities	(2,159)	63,198
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(1,072)	455
Net increase (decrease) in cash and cash equivalents, including restricted cash	11,142	2,425
Cash and cash equivalents, including restricted cash, at beginning of period	85,094	87,128
Cash and cash equivalents, including restricted cash, at end of period	$96,236	$89,553

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	March 31, 2023		March 31, 2022
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$273,189	$22,285	$262,051	$18,267
Harsco Clean Earth	222,464	16,471	190,746	(1,297)
Corporate	—	(9,751)	—	(9,222)
Consolidated Totals	$495,653	$29,005	$452,797	$7,748

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended
	March 31
	2023	2022
Diluted earnings (loss) per share from continuing operations, as reported	$(0.12)	$(0.09)
Facility fees and debt-related expense (income) (a)	—	0.01
Corporate strategic costs (b)	0.01	(0.01)
Harsco Environmental net gain on lease incentive (c)	(0.09)	—
Taxes on above unusual items (d)	0.02	—
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.18)	(0.09)
Acquisition amortization expense, net of tax (e)	0.07	0.08
Adjusted diluted earnings (loss) per share from continuing operations	$(0.11)	$(0.01)
(a)Costs incurred at Corporate to amend the Company's Senior Secured Credit Facilities (three months 2022 $0.5 million pre-tax expense) .
(b)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies (three months 2023 $0.6 million pre-tax expense). 2022 included the relocation of the Company's headquarters (three months 2022 $0.4 million pre-tax income).
(c)Net gain recognized for a lease modification that resulted in a lease incentive for the Company for a site relocation prior the end of the expected lease term (three months ended 2023 $6.8 million pre-tax).
(d)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded.
(e)Acquisition amortization expense was $7.0 million pre-tax and $7.9 million pre-tax for the three months ended 2023 and 2022, respectively, and after-tax was $5.4 million and $6.2 million for the three months ended 2023 and 2022, respectively.

HARSCO CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (a) (Unaudited)

	Projected			Projected
	Three Months Ending			Twelve Months Ending
	June 30			December 31
	2023			2023
	Low	High		Low	High
Diluted earnings (loss) per share from continuing operations	$(0.16)	$(0.07)		$(0.54)	$(0.33)
Corporate strategic costs	—	—		0.01	0.01
Harsco Environmental segment net gain on lease incentive	—	—		(0.09)	(0.09)
Taxes on above unusual items	—	—		0.02	0.02
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.16)	(0.07)		(0.60)	(0.39)
Estimated acquisition amortization expense, net of tax	0.07	0.07		0.27	0.27
Adjusted diluted earnings (loss) per share from continuing operations	$(0.09)	$(0.01)	(b)	$(0.33)	$(0.12)
(a) Excludes Harsco Rail Segment.
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Corporate	Consolidated Totals
Three Months Ended March 31, 2023:
Operating income (loss), as reported	$22,285	$16,471	$(9,751)	$29,005
Corporate strategic costs	—	—	569	569
Harsco Environmental segment net gain on lease incentive	(6,782)	—	—	(6,782)
Operating income (loss) excluding unusual items	15,503	16,471	(9,182)	22,792
Depreciation	27,560	4,927	552	33,039
Amortization	999	6,029	—	7,028
Adjusted EBITDA	44,062	27,427	(8,630)	62,859
Revenues as reported	$273,189	$222,464		$495,653
Adjusted EBITDA margin (%)	16.1%	12.3%		12.7%

Three Months Ended March 31, 2022:
Operating income (loss), as reported	$18,267	$(1,297)	$(9,222)	$7,748
Corporate strategic costs	—	—	(448)	(448)
Harsco Clean Earth segment severance costs	—	300	—	300
Operating income (loss) excluding unusual items	18,267	(997)	(9,670)	7,600
Depreciation	28,072	5,101	431	33,604
Amortization	1,828	6,075	—	7,903
Adjusted EBITDA	48,167	10,179	(9,239)	49,107
Revenues as reported	$262,051	$190,746		$452,797
Adjusted EBITDA margin (%)	18.4%	5.3%		10.8%

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended March 31
(In thousands)	2023	2022
Consolidated income (loss) from continuing operations	$(8,622)	$(6,174)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	133	131
Income tax (benefit) expense	6,923	1,221
Defined benefit pension income	5,335	(2,410)
Facility fees and debt-related expense (income)	2,363	532
Interest expense	24,328	15,092
Interest income	(1,455)	(644)
Depreciation	33,039	33,604
Amortization	7,028	7,903

Unusual items:
Corporate strategic costs	569	(448)
Harsco Environmental segment net gain on lease incentive	(6,782)	—
Harsco Clean Earth segment severance costs	—	300
Adjusted EBITDA	$62,859	$49,107

HARSCO CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected			Projected
	Three Months Ending			Twelve Months Ending
	June 30			December 31
	2023			2023
(In millions)	Low	High		Low	High
Consolidated loss from continuing operations	$(12)	$(5)		$(40)	$(22)

Add back (deduct):
Income tax (income) expense	4	5		14	16
Facility fees and debt-related (income) expense	3	2		10	10
Net interest	24	23		95	92
Defined benefit pension (income) expense	5	5		22	20
Depreciation and amortization	41	41		165	165

Unusual items:
Corporate strategic costs	—	—		1	1
Harsco Environmental net gain on lease incentive	—	—		(7)	(7)
Consolidated Adjusted EBITDA	$65	$72	(b)	$260	$275
(a) Excludes former Harsco Rail Segment
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended
	March 31
(In thousands)	2023	2022
Net cash provided by operating activities	36,912	$(34,315)
Less capital expenditures	(22,146)	(32,958)
Less expenditures for intangible assets	(36)	(54)
Plus capital expenditures for strategic ventures (a)	486	328
Plus total proceeds from sales of assets (b)	823	5,976
Plus transaction-related expenditures (c)	—	878
Harsco Rail free cash flow deficit/(benefit)	(3,945)	31,321
Free cash flow	$12,094	$(28,824)
(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment.
(c)Expenditures directly related to the Company's acquisition and divestiture transactions and costs at Corporate associated with certain debt refinancing transactions.

HARSCO CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited) (a)
	Projected Twelve Months Ending December 31
	2023
(In millions)	Low	High
Net cash provided by operating activities	$145	$175
Less net capital / intangible asset expenditures	(125)	(135)
Plus capital expenditures for strategic ventures	5	5
Free cash flow	$25	$45

(a) Excludes former Harsco Rail Segment